CARNEGIE BANCORP

FOR IMMEDIATE RELEASE
---------------------

                          CARNEGIE INCREASES DIVIDEND,
                        PURCHASES LOANS & ANNOUNCES THIRD
                                QUARTER EARNINGS

Princeton, New Jersey--October 18, 1996. Carnegie Bancorp increased its quarterly cash dividend from $.12 to $.13 per share at its regularly scheduled Board of Directors meeting on October 16, 1996. The dividend will be paid on December 18, 1996 to shareholders of record November 20, 1996.

Carnegie also announced that it had purchased $27 million in participations in commercial and 1-4 family loans from Regent National Bank, with servicing retained by Regent. These loans were underwritten to Carnegie's underwriting criteria, yield an average of 8.93% and were, on average, originated 14 months ago. As part of its proposed acquisition of Regent Bancshares Corp., Carnegie has conducted extensive due diligence on Regent's commercial and residential loan portfolio. Carnegie anticipates purchasing another $13 million in loan participations from Regent during the next 30 days, subject to Carnegie's ongoing diligence on the portfolio. To fund the purchase of these participations, Carnegie has issued $42.2 million in certificates of deposit with an average yield of 6.35% and a maturity of seven months.

For the three and nine months ended September 30, 1996, Carnegie had net income before provision for loan losses of $859,000 and $2.4 million, respectively, an increase of 64.5% and 37.1% over comparable net income before provision for loan losses in the comparable periods of 1995. However, in connection with the loan participation purchase discussed above, and in recognition of an internally generated increase in Carnegie's loan portfolio of $19 million, Carnegie took a provision for loan losses of $668,000 for the period ended September 30, 1996. Carnegie did not take a provision for loan losses in the comparable period of 1995 due to a moderate level of loan growth during the period. The effect of the 1996 provision was to produce net income after taxes of $418,000, or $.21 per share on a primary basis and $.20 per share on a fully diluted basis for the three months ended September 30, 1996, compared to net income of $522,000, or $.27 per share on both a primary and fully diluted basis, for the comparable period of 1995, a decrease of 20%. For the nine months ended September 30, 1996 Carnegie had net income after taxes of $1.6 million, or $.80 per share on a primary basis and $.79 per share on a fully diluted basis, compared to net income after taxes of $1.6 million, or $.84 per share on a primary basis and $.83 per share on a fully diluted basis, for the comparable period of 1995. The change in per share net income between 1996 and 1995 is a result of increased average shares outstanding.

                                                                     (continued)

    619 Alexander Rd., Princeton, NJ 08540 o 609-520-0601 o Fax 609-520-9722

Carnegic Bancorp
October 18, 1996 Press Release
Page 2

Attached are Consolidated Condensed Balance Sheets (unaudited) for September 30, 1996 and 1995 and Consolidated Condensed Statements of Income (unaudited for the three and nine months ended September 30, 1996 and 1995.

The Company's solid earnings occurred even with the recent opening of four new branch offices in Toms River, Montgomery Township. Flemington, New Jersey and Langhorne, Pennsylvania, all of which have yet to be operating profitably.

The acquisition of Regent Bancshares Corp., as previously announced, is back on track as a result of the execution of amendments to the merger agreement. Shareholders are expected to vote on the merger proposal in January l997. An April closing is anticipated.

Carnegie Bank, N.A. is the single subsidiary of Carnegie Bancorp. The bank serves small businesses, professionals and high net worth individuals through its branch offices located in Princeton, Hamilton, Marlton, Denville, Toms River, Montgomery Township, Flemington, New Jersey and Langhorne, Pennsylvania. The Company's stock is listed on the Nasdaq National Market System. Its trading symbol for common stock is CBNJ and CBNJW for warrants.

    FOR FURTHER INFORMATION, PLEASE CONTACT: Thomas L. Gray, Jr., President
                                             (609) 520-0601

CARNEGIE BANCORP AND SUBSIDIARY
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)


                                                                   September 30,       September 30,
                                                                       1996                1995
                                                                   -------------       -------------
                                                                             (000's omitted)

ASSETS
Cash and cash equivalents:
  Cash and due from banks ........................................   $ 16,242            $  9,459
  Federal funds sold .............................................      5,525                --
                                                                     --------            --------
        Total cash and cash equivalents ..........................     21,767               9,459
                                                                     --------            --------
Investment Securities:
  Available for sale .............................................     30,027              48,000
  Held to maturity (market value $23,308 at September 30,
    1996 and $25,624 at September 30, 1995) ......................     23,656              25,107
                                                                     --------            --------
        Total investment securities ..............................     53,682              73,107
                                                                     --------            --------
Loans, net of allowance for loan losses of $2,492 at
  September 30, 1996 and $1,640 at September 30, 1995 ............    241,153             145,723
Premises and equipment, net ......................................      4,099               3,440
Other real estate owned ..........................................        343                --
Accrued interest receivable and other assets .....................      4,410               3,324
                                                                     --------            --------
        Total Assets .............................................   $325,454            $235,053
                                                                     ========            ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing demand deposits ...........................   $ 42,166            $ 38,464
  Interest bearing deposits:
    Savings deposits .............................................     73,586              75,582
    Other time deposits ..........................................     92,498              56,164
    Certificates of deposit $100,000 and over ....................     49,699              41,240
                                                                     --------            --------
        Total deposits ...........................................    257,949             211,450
                                                                     --------            --------
Short-term borrowings ............................................     30,000               2,000
Long-term debt ...................................................     14,425                --
Accrued interest payable and other liabilities ...................      1,163                 979
                                                                     --------            --------
        Total liabilities ........................................    303,537             214,429
                                                                     --------            --------
Commitments and contingencies
Stockholders' equity:
    Common stock, no par value, authorized 5,000,000 shares;
      issued and outstanding 1,843,926 at September 30, 1996
      and 1,751,076 at September 30, 1995 ........................      9,220               8,755
    Capital surplus ..............................................     11,868              10,850
    Undivided profits ............................................      1,226               1,352
    Net unrealized holding losses on securities available
      for sale ...................................................       (397)               (333)
                                                                     --------            --------
        Total stockholders' equity ..............................      21,917              20,624
                                                                     --------            --------
        Total Liabilities and Stockholders' Equity ..............    $325,454            $235,053
                                                                     ========            ========


                                  Page 7 of 8

CARNEGIE BANCORP AND SUBSIDIARY
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)


                                                                   Three Months Ended           Nine Months Ended
                                                                      September 30,                September 30,
                                                                   ------------------           ------------------
                                                                    1996         1995            1996         1995
                                                                    ----         ----            ----         ----
                                                                         (000's omitted except per share data)
Interest income:
  Loans, Including fees .......................................    $5,210       $3,635          $13,977      $10,854
  Federal funds sold ..........................................        18          160               39          469
  Investment securities:
    Taxable ...................................................     1,007          627            2,813        1,652
    Tax-exempt ................................................        12          244              374          723
                                                                   ------       ------          -------      -------
        Total interest income .................................     6,247        4,666           17,203       13,698
                                                                   ------       ------          -------      -------
Interest expense:
  Savings deposits ............................................       628          704            1,986        2,417
  Other time deposits .........................................       894          970            2,590        2,090
  Certificates of deposit $100,000 and over ...................       516          522            1,542        1,549
  Borrowed funds ..............................................       644           10            1,346          127
                                                                   ------       ------          -------      -------
        Total interest expense ................................     2,682        2,206            7,464        6,183
                                                                   ------       ------          -------      -------

        Net interest income ...................................     3,565        2,460            9,739        7,515

Provision for loan losses .....................................       666         --              1,161          242
                                                                   ------       ------          -------      -------
        Net interest income after provision
          for loan losses .....................................     2,897        2,460            8,578        7,273
                                                                   ------       ------          -------      -------
Non-interest income:
  Service fees on deposits ....................................       108          113              306          332
  Other fees and commissions ..................................        86           66              258          241
  Gain on sale of other real-estate owned .....................        --           --              294           --
  Investment securities gains .................................        82           --              399          130
  Investment securities losses ................................        --           --              (94)        (132)
                                                                   ------       ------          -------      -------
        Total non-interest income .............................       276          179            1,163          571
                                                                   ------       ------          -------      -------

Non-interest expense:
  Salaries and wages ..........................................       982          702            2,823        1,891
  Employee benefits ...........................................       212          180              652          556
  Occupancy expense ...........................................       371          279            1,036          759
  Furniture and equipment .....................................       240          155              684          395
  Other .......................................................       695          627            2,153        2,134
                                                                   ------       ------          -------      -------
        Total non-interest expense ............................     2,500        1,943            7,348        5,735
                                                                   ------       ------          -------      -------
        Income before income taxes ............................       673          696            2,393        2,109
Income tax expense ............................................       255          174              805          552
                                                                   ------       ------          -------      -------
        Net Income ............................................    $  418       $  522           $1,588       $1,557
                                                                   ======       ======           ======       ======

Per Common Share:
  Net income--primary .........................................     $0.21        $0.27            $0.80        $0.84
  Net income--fully diluted ...................................     $0.20        $0.27            $0.79        $0.83
  Cash Dividends ..............................................     $0.12        $0.12            $0.36        $0.36

Weighted average shares outstandlng (in thousands):
  Primary .....................................................     2,009        1,902            1,188        1,852
  Fully Duluted ...............................................     2,054        1,958            2,009        1,871


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